Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS FOURTH QUARTER AND
FULL YEAR 2010 RESULTS
TEMPE, Ariz. — February 14, 2011 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter and year ended December 31, 2010.
Fourth Quarter Highlights
For the fourth quarter of 2010 compared to the fourth quarter of 2009:
•	Net sales increased 14% to $1.3 billion.
•	Gross profit increased 11% to $172.6 million.
•	Earnings from operations increased 38% to $37.3 million, or 2.8% of net sales.
•	Net earnings from continuing operations increased 43% to $25.0 million.
•	Diluted earnings per share from continuing operations increased 43% to $0.53.
•	Results for the fourth quarter 2010 include a tax benefit of $1.6 million related to the recapitalization of one of the Company’s foreign subsidiaries. Fourth quarter 2009 results reflect a tax benefit of $3.3 million related to the recapitalization of one of the Company’s foreign subsidiaries and the true up of certain foreign tax assets.
2010 Full Year Highlights
•	Net sales increased 16% to $4.8 billion.
•	Gross profit increased 14% to $646.1 million.
•	Earnings from operations increased 135% to $124.1 million, or 2.6% of net sales.
•	Net earnings from continuing operations increased 145% to $75.5 million.
•	Diluted earnings per share from continuing operations increased 140% to $1.61.
•	During 2010, the Company generated $98.2 million of cash flows from operations and paid down its revolving credit facility by $57.0 million, ending the year with $123.8 million of cash and cash equivalents and $90.0 million of debt outstanding under its revolving credit facility.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q4 2010 Results, Page 2	February 14, 2011
“The technology refresh cycle provided a nice tailwind for our business in 2010, and I believe our team executed very well to ensure we participated in the market recovery and even grew share in certain categories,” stated Ken Lamneck, President and Chief Executive Officer. “As I look back on my first year as CEO of Insight, I am proud of the team that we have built and the progress we have made to position our company for the future,” he added.
SEGMENT OVERVIEW
In North America, net sales were $915.2 million for the fourth quarter of 2010, up 17% from the fourth quarter of 2009. Net sales of hardware and software increased 21% and 16%, respectively, year over year, while net sales in the services category declined 10% year to year. Gross profit was up 9% year over year at $113.0 million, with gross margin declining 100 basis points to 12.3% for the fourth quarter of 2010 from 13.3% in the prior year quarter. Gross profit and margin during the fourth quarter of 2010 benefited from the elimination of approximately $3.8 million of certain trade credit liabilities through negotiated settlement or other legal release of the recorded liabilities. Comparatively, gross profit and margin in the fourth quarter of 2009 benefited from approximately $1.6 million related to the elimination of trade credits. Selling and administrative expenses in North America were $88.6 million during the fourth quarter of 2010, compared to $85.9 million in the fourth quarter of 2009. Selling and administrative expenses in the prior year fourth quarter included a $2.9 million bad debt charge associated with a single significant doubtful account identified during the fourth quarter of 2009 as well as approximately $1.1 million of restatement related professional fees and costs. The North America segment recorded $861,000 of severance and restructuring expenses during the fourth quarter of 2010. During the fourth quarter of last year, North America recorded no severance expense. As a result, earnings from operations in North America were $23.5 million, or 2.6% of net sales, in the fourth quarter of 2010, an increase of 32% from $17.8 million, or 2.3% of net sales, in the fourth quarter of 2009.
The Company’s EMEA operating segment reported net sales of $366.2 million for the fourth quarter of 2010, up 4% in U.S. dollars compared to the fourth quarter of 2009. Excluding the effects of foreign currency movements, net sales were up 11%. Net sales of hardware declined 1% year to year, software sales increased 6% and sales in the services category grew by 53% compared to the fourth quarter of last year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware, software and services net sales increased 2%, 15% and 64%, respectively, year over year. Gross profit was up 9% in U.S. dollars, 16% excluding the effects of foreign currency movements, while gross margin increased 60 basis points to 13.7% for the fourth quarter of 2010 compared to 13.1% in the prior year quarter. Selling and administrative expenses in EMEA in the fourth quarter of 2010 were up 5%, or $2.0 million, compared to the fourth quarter of 2009 in U.S. dollars and, excluding the effects of foreign currency movements, were up 12% year over year. EMEA also recorded $408,000 in severance and restructuring expenses, net of adjustments, in the quarter ended December 31, 2010, compared to severance and restructuring expenses of $1.1 million recorded during the fourth quarter of 2009. As a result, earnings from operations in EMEA were $10.5 million, or 2.9% of net sales, in the fourth quarter of 2010, an increase of 37% from $7.6 million, or 2.2% of net sales, in the fourth quarter of 2009.
The Company’s APAC operating segment reported net sales of $57.8 million for the fourth quarter of 2010, up 25% from the fourth quarter of 2009 in U.S. dollars, 16% excluding the effects of foreign currency movements. Gross profit was $9.5 million, an increase of 62% year over year in U.S. dollars, 50% excluding the effects of foreign currency movements, while gross margin increased to 16.4% for the fourth quarter of 2010 from 12.7% in the prior year quarter. Selling and administrative expenses in APAC increased 49% year over year in U.S. dollars, 38% excluding the effects of foreign currency movements. As a result, earnings from operations in APAC were $3.3 million, or 5.8% of net sales, in the fourth quarter of 2010, compared to $1.7 million, or 3.7% of net sales, in the fourth quarter of 2009.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q4 2010 Results, Page 3	February 14, 2011
Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current year.
GUIDANCE
As the Company has previously disclosed, the Company’s largest software partner has informed resellers that it intends to change certain elements of its channel incentive programs effective in late 2011. Additional details of the new programs have recently been announced and as a result, the Company has updated its analysis and now expects the full year 2012 impact on gross profit to be between $5 and $10 million. The program changes will be finalized over the coming months and in the meantime, the Company is implementing action plans intended to help mitigate this expected impact.
For the full year of 2011, the Company expects the global IT market to grow in the mid single digit range. The Company expects to exceed the market growth rate but expects higher year to year growth rates in sales in the first half of the year and lower rates in the back half given the growth the Company experienced throughout 2010. This dynamic is largely driven by the hardware category as the Company expects typical seasonality in 2011 in the software category. The Company currently expects gross margin for the full year to approximate the gross margin the Company experienced in 2010. The Company intends to continue to invest in its sales force and its IT systems integration projects in North America and EMEA throughout the year. As a result, the Company expects diluted earnings per share for the full year of 2011 to be between $1.70 and $1.80.

This outlook does not include any potential severance and restructuring expenses.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss fourth quarter 2010 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-866-800-8649 if located in the U.S., 617-614-2703 for international callers, and enter the access code 81760915.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q4 2010 Results, Page 4	February 14, 2011
Financial Summary Table
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended December 31,			Years Ended December 31,
	2010	2009	% change	2010	2009	% change
Insight Enterprises, Inc.
Net sales	$1,339,199	$1,178,648	14%	$4,809,930	$4,136,905	16%
Gross profit	$172,602	$155,512	11%	$646,097	$568,614	14%
Earnings from operations	$37,320	$27,104	38%	$124,076	$52,904	135%
Net earnings from continuing operations	$24,974	$17,405	43%	$75,485	$30,773	145%
Diluted EPS from continuing operations	$0.53	$0.37	43%	$1.61	$0.67	140%

North America
Net sales	$915,163	$781,158	17%	$3,340,162	$2,840,786	18%
Gross profit	$112,961	$103,625	9%	$442,068	$389,717	13%
Earnings from operations	$23,499	$17,760	32%	$91,223	$33,084	176%

EMEA
Net sales	$366,233	$351,346	4%	$1,310,549	$1,151,749	14%
Gross profit	$50,142	$46,015	9%	$176,018	$159,109	11%
Earnings from operations	$10,487	$7,632	37%	$25,120	$15,750	59%

APAC
Net sales	$57,803	$46,144	25%	$159,219	$144,370	10%
Gross profit	$9,499	$5,872	62%	$28,011	$19,788	42%
Earnings from operations	$3,334	$1,712	95%	$7,733	$4,070	90%

	North America			EMEA			APAC
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31,			December 31,			December 31,
			%			%			%
Sales Mix	2010	2009	change*	2010	2009	change*	2010	2009	change*
Hardware	63%	61%	21%	29%	30%	(1%)	<1%	1%	(17%)
Software	31%	31%	16%	70%	69%	6%	97%	98%	23%
Services	6%	8%	(10%)	1%	1%	53%	3%	1%	241%

	100%	100%	17%	100%	100%	4%	100%	100%	25%

	North America			EMEA			APAC
	Years Ended			Years Ended			Years Ended
	December 31,			December 31,			December 31,
			%			%			%
Sales Mix	2010	2009	change*	2010	2009	change*	2010	2009	change*
Hardware	64%	60%	26%	33%	34%	10%	<1%	1%	(2%)
Software	30%	32%	9%	66%	65%	15%	97%	98%	9%
Services	6%	8%	(11%)	1%	1%	36%	3%	1%	91%

	100%	100%	18%	100%	100%	14%	100%	100%	10%

*	Represents growth/decline in category net sales on a dollar basis.
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q4 2010 Results, Page 5	February 14, 2011
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s plan to invest in its sales force and its systems integration projects, the Company’s expectations of growth in the global IT market in 2011, and the Company’s expectations about the amount and timing of its 2011 sales, gross margin and diluted earnings per share, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009:
•	the Company’s reliance on partners for product availability, marketing funds, purchasing incentives and competitive products to sell;
•	changes in the information technology industry and/or rapid changes in product standards;
•	general economic conditions, including concerns regarding the Company’s ability to collect its accounts receivable and credit constraints;
•	disruptions in the Company’s information technology systems and voice and data networks, including its system upgrade and the migration of acquired businesses to its information technology systems and voice and data networks;
•	actions of the Company’s competitors, including manufacturers and publishers of products it sells;
•	stockholder litigation and regulatory proceedings related to the restatement of the Company’s consolidated financial statements;
•	the integration and operation of acquired businesses, including the Company’s ability to achieve expected benefits of the acquisitions;
•	the variability and seasonality of the Company’s net sales and gross profit;
•	the risks associated with international operations;
•	exposure to changes in, or interpretations of, tax rules and regulations;
•	exposure to foreign currency exchange risks;
•	changes in the overall capital markets that could increase the Company’s borrowing costs or reduce future availability of financing;
•	failure to comply with the terms and conditions of the Company’s public sector contracts;
•	the Company’s dependence on key personnel; and
•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q4 2010 Results, Page 6	February 14, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales	$1,339,199	$1,178,648	$4,809,930	$4,136,905
Costs of goods sold	1,166,597	1,023,136	4,163,833	3,568,291

Gross profit	172,602	155,512	646,097	568,614
Operating expenses:
Selling and administrative expenses	134,013	127,271	519,065	502,102
Severance and restructuring expenses	1,269	1,137	2,956	13,608

Earnings from operations	37,320	27,104	124,076	52,904
Non-operating (income) expense:
Interest income	(247)	(91)	(714)	(424)
Interest expense	1,720	4,369	7,677	10,790
Net foreign currency exchange (gain) loss	(221)	(208)	522	(328)
Other expense, net	320	425	1,417	1,123

Earnings from continuing operations before income taxes	35,748	22,609	115,174	41,743
Income tax expense	10,774	5,204	39,689	10,970

Net earnings from continuing operations	24,974	17,405	75,485	30,773
Net earnings from a discontinued operation	—	—	—	2,801

Net earnings	$24,974	$17,405	$75,485	$33,574

Net earnings per share — Basic:
Net earnings from continuing operations	$0.54	$0.38	$1.63	$0.67
Net earnings from a discontinued operation	—	—	—	0.06

Net earnings per share	$0.54	$0.38	$1.63	$0.73

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.53	$0.37	$1.61	$0.67
Net earnings from a discontinued operation	—	—	—	0.06

Net earnings per share	$0.53	$0.37	$1.61	$0.73

Shares used in per share calculations:
Basic	46,294	45,917	46,218	45,838

Diluted	46,999	46,595	46,812	46,271

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q4 2010 Results, Page 7	February 14, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$123,763	$68,066
Accounts receivable, net	1,135,951	998,770
Inventories	106,734	77,694
Inventories not available for sale	50,677	47,722
Deferred income taxes	23,283	35,750
Other current assets	49,289	32,318

Total current assets	1,489,697	1,260,320

Property and equipment, net	141,399	150,103
Goodwill	16,474	15,829
Intangible assets, net	69,081	82,483
Deferred income taxes	73,796	78,489
Other assets	12,836	16,097

	$1,803,283	$1,603,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$881,688	$695,549
Accrued expenses and other current liabilities	187,457	212,276
Current portion of long-term debt	997	875
Deferred revenue	67,373	54,135

Total current liabilities	1,137,515	962,835

Long-term debt	91,619	149,349
Deferred income taxes	5,011	3,054
Other liabilities	24,167	20,509

	1,258,312	1,135,747

Stockholders’ equity:
Preferred stock	—	—
Common stock	463	460
Additional paid-in capital	377,277	372,021
Retained earnings	149,349	73,864
Accumulated other comprehensive income — foreign currency translation adjustments	17,882	21,229

Total stockholders’ equity	544,971	467,574

	$1,803,283	$1,603,321

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958

Insight Q4 2010 Results, Page 8	February 14, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years Ended December 31,
	2010	2009
Cash flows from operating activities:
Net earnings	$75,485	$33,574
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	38,013	41,163
Provision for losses on accounts receivable	1,626	7,377
Write-downs of inventories	6,825	7,444
Non-cash stock-based compensation	6,957	7,764
Non-cash gain from arbitrated claim, net of tax	—	(2,801)
Excess tax benefit from employee gains on stock-based compensation	(1,073)	—
Deferred income taxes	18,057	8,214
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(153,905)	10,981
(Increase) decrease in inventories	(39,232)	1,813
(Increase) decrease in other current assets	(16,884)	1,461
Decrease in other assets	3,794	2,743
Increase (decrease) in accounts payable	157,556	(15,207)
Increase in deferred revenue	15,284	16,806
(Decrease) increase in accrued expenses and other liabilities	(14,322)	1,342

Net cash provided by operating activities	98,181	122,674

Cash flows from investing activities:
Acquisition of Calence, net of cash acquired	(5,123)	(21,713)
Purchases of property and equipment	(17,972)	(14,707)

Net cash used in investing activities	(23,095)	(36,420)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	1,150,136	1,043,373
Repayments on senior revolving credit facility	(1,207,136)	(1,124,373)
Borrowings on accounts receivable securitization financing facility	65,000	165,000
Repayments on accounts receivable securitization financing facility	(65,000)	(165,000)
Payments on capital lease obligation	(927)	(324)
Net borrowings under inventory financing facility	40,830	13,378
Payment of deferred financing fees	(490)	(1,632)
Proceeds from sales of common stock under employee stock plans	49	—
Excess tax benefit from employee gains on stock-based compensation	1,073	—
Payment of payroll taxes on stock-based compensation through shares withheld	(1,429)	(691)

Net cash used in financing activities	(17,894)	(70,269)

Foreign currency exchange effect on cash flows	(1,495)	2,906

Increase in cash and cash equivalents	55,697	18,891
Cash and cash equivalents at beginning of year	68,066	49,175

Cash and cash equivalents at end of year	$123,763	$68,066

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	480-902-1001	FAX 480-760-8958